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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Auditors" and "Experts" and to the incorporation by reference of our report dated
January 25, 1999, for Skyline Small Cap Value Plus, Skyline Small Cap Contrarian, and Skyline Special Equities Portfolio in the Registration Statement (Form N-14) and related Prospectus/Proxy of Skyline Funds filed with the Securities and Exchange Commission under the Securities Act of 1933.

                                                 Ernst & Young LLP


Chicago , Illinois
November 22, 1999